UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

October 6, 2024

Date of Report (Date of earliest event reported)

The Duckhorn Portfolio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Dowdell Lane

Saint Helena, CA 94574

(Address of principal executive offices) (Zip Code)

(707) 302-2658

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NAPA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 6, 2024, The Duckhorn Portfolio, Inc., a Delaware corporation (the “Company” or “Duckhorn”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Marlee Buyer, Inc., a Delaware corporation (“Parent”), and Marlee Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger. Parent and Merger Sub are each affiliates of investment funds managed by Butterfly Equity LP (“Butterfly”).

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock (i) held in the treasury of the Company or owned by the Company or any direct or indirect wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub immediately prior to the Effective Time or (iii) held or owned by stockholders who have not voted in favor of the Merger and who have demanded, properly in writing, appraisal for such shares of Company Common Stock in accordance with Section 262 of the General Corporation Law of the State of Delaware), shall be converted into the right to receive an amount in cash equal to $11.10, without interest (the “Merger Consideration”), and as of the Effective Time, all such shares will no longer be outstanding and will automatically be cancelled.

Pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of Common Stock outstanding on the date of the Merger Agreement other than certain recent grants will have its vesting terms accelerated by six months. After reflecting such partial acceleration, each option to purchase shares of Common Stock that is vested in accordance with its terms and outstanding as of immediately prior to the Effective Time (each, a “Vested Company Option”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Vested Company Option, by (y) the total number of shares of Common Stock underlying such Vested Company Option, subject to applicable withholding taxes. As a result, if the exercise price per share of Common Stock of such Vested Company Option is equal to or greater than the Merger Consideration, such Vested Company Option shall be cancelled without any cash payment or other consideration being made in respect thereof. Each option to purchase shares of Common Stock that is not vested and is outstanding as of immediately prior to the Effective Time (each, an “Unvested Company Option”) will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Unvested Company Option, by (y) the total number of shares of Common Stock underlying such Unvested Company Option (each, a “Converted Option Cash Award”). As a result, if the exercise price per share of Common Stock of such Unvested Company Option is equal to or greater than the Merger Consideration, such Unvested Company Option shall be cancelled without any cash payment or other consideration being made in respect thereof. The amount of the Converted Cash Award will, subject to certain exceptions, vest and become payable at the same time as the Unvested Company Option from which such resulting amount was converted would have vested and been payable pursuant to its terms and will generally remain subject to the same terms and conditions as were applicable to the Unvested Company Option(s) immediately prior to the Effective Time, except that the vesting of any Converted Option Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause.

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock unit of the Company outstanding on the date of the Merger Agreement other than certain recent grants will have its vesting terms accelerated by six months. After reflecting such partial acceleration, as of the Effective Time, each restricted stock unit and performance stock unit of the Company that that is outstanding as of immediately prior to the Effective Time and vested in accordance with its terms as of the Effective Time (each, a “Vested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such Vested Company RSU, by (y) the Merger Consideration, subject to applicable withholding taxes. Each restricted stock unit of the Company that is not a Vested Company RSU (each, an “Unvested Company RSU”) and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such Unvested Company RSU, by (y) the Merger Consideration (each, a “Converted RSU Cash Award”), which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the Unvested Company RSU from which such resulting amount was converted would have vested and been payable pursuant to its terms and will otherwise remain subject to the same terms and conditions as were applicable to such awards immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the payment of the resulting amounts paid in respect of such Unvested Company RSUs), except that the vesting of any Converted RSU Cash Award will accelerate in the event the holder’s employment is terminated by the Company without cause.

The closing of the Merger is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) the absence of any order, injunction or decree issued, or law, order, injunction or decree enacted, entered, promulgated or enforced, by any governmental body of competent jurisdiction prohibiting the consummation of the Merger, (ii) the expiration or termination of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the approval of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at a stockholder’s meeting duly called and held for such purpose, (iv) the accuracy of the representations and warranties contained in the Merger Agreement (subject to specified materiality qualifiers), (v) compliance with the covenants and obligations under the Merger Agreement in all material respects, and (vi) the absence of a material adverse effect with respect to the Company.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to use commercially reasonable efforts to carry on its business in the ordinary course until the Effective Time, subject to customary exceptions. Parent has agreed to use its, and to cause each of its subsidiaries and its controlled affiliates to use their reasonable best efforts to obtain antitrust approval of the proposed Merger, subject to certain limitations.

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period (the “Go-Shop Period”) beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (Pacific time) on November 20, 2024 (the “No-Shop Period Start Date”), the Company and its representatives may, among other things, solicit alternative acquisition proposals, furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals. Beginning on the No-Shop Period Start Date and continuing until the earlier to occur of the valid termination of the Merger Agreement pursuant to its terms and the consummation of the Merger, the Company will become subject to customary “no shop” restrictions on its and its representatives’ ability to, among other things, solicit alternative acquisition proposals, to furnish information to, and to participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals, subject to a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to furnish information to, and participate in discussions or negotiations with, third parties with respect to an alternative acquisition proposal if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such alternative acquisition proposal either (i) constitutes a superior proposal (as defined in the Merger Agreement) or (ii) is reasonably likely to lead to or result in a superior proposal. There can be no assurance that this “go-shop” process will or will not result in a superior proposal, and the Company does not intend to disclose related developments unless and until it determines that such disclosure is appropriate or otherwise required.

The Merger Agreement also includes customary termination provisions for each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a superior proposal, Parent’s right to terminate the Merger Agreement if the Board changes its recommendation that the Company’s stockholders adopt the Merger Agreement, and the right of either party to terminate the Merger Agreement if the Merger has not been completed on or prior to July 6, 2025 (the “Outside Date”). The Merger Agreement also provides that the Company must pay Parent a termination fee of $53,500,000 (the “Termination Fee”) (provided that the termination fee will be $29,000,000 if such termination occurs during the Go-Shop Period or during the period which the Company is required to permit Parent to match a superior proposal, if such period commences during the Go-Shop Period) if (i) the Board determines to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a superior proposal and the Company so terminates or (ii) in the event that the Merger Agreement is terminated by Parent following a change of recommendation by the Board, in each case, as set forth in the Merger Agreement. The Company must also pay Parent the Termination Fee if the Merger Agreement is terminated under certain circumstances and prior to such termination, a third party has made another acquisition proposal publicly or to the Board prior to the termination of the Merger Agreement, and within twelve (12) months following such termination, the Company either consummates an acquisition proposal or enters into a definitive agreement for an acquisition proposal. The Merger Agreement provides that Parent must pay the Company a reverse termination fee of $95,000,000 in connection with the termination of the Merger Agreement, subject to certain limitations set forth in the Merger Agreement, if the Merger Agreement is terminated due to Parent’s breach or failure of consummate the Merger within three business days after all of the required conditions have been satisfied. The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement. Parent and Merger Sub’s liability for monetary damages for intentional breaches of the Merger Agreement are capped at $95,000,000.

Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by investment funds affiliated with Butterfly, on the terms and subject to the conditions set forth in an equity commitment letter provided by such funds, and debt financing to be provided by certain lenders, on the terms and subject to the conditions set forth in a debt commitment letter. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

Investment funds affiliated with Butterfly have provided a limited guarantee with respect to the payment of the reverse termination fee payable by Parent in the event it becomes payable, as well as certain reimbursement obligations that may be owed by Parent pursuant to the Merger Agreement, subject to the terms and conditions set forth in the Merger Agreement and such limited guarantee.

The Board of Directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein and (iv) resolved, subject to the terms of the Merger Agreement, to recommend the adoption of the Merger Agreement by the stockholders of the Company.

Subject to the satisfaction or valid waiver of the conditions to the closing of the Merger, the Company expects the closing of the transactions contemplated by the Merger Agreement to occur in its second fiscal quarter.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Merger Agreement filed hereto as Exhibit 2.1 hereto and incorporated herein by reference. The summary and the copy of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The assertions embodied in the representations and warranties included in the Merger Agreement were made solely for purposes of the contract among the Company, Merger Sub and Parent and are subject to important qualifications and limitations agreed to by the Company, Merger Sub and Parent in connection with the negotiated terms, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts. Investors should not rely on the representations and warranties or any description of them as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and this subsequent information may or may not be fully reflected in public disclosures by the Company or Parent.

Voting Agreements

In connection with the transactions contemplated by the Merger Agreement, on October 6, 2024, certain investors affiliated with TSG Consumer Partners LLC and Brown-Forman Corporation, in each case, in their capacity as stockholders of the Company, have each entered into a voting and support agreement (collectively, the “Voting Agreements”) with Parent and Merger Sub. Under the Voting Agreements, the applicable stockholders commit to vote their respective shares of Company Common Stock, among other things, in favor of the adoption of the Merger Agreement and against any competing transaction or any other action, agreement or proposal which to its knowledge would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement. The Voting Agreements also include certain restrictions on transfer of the shares of Company Common Stock held by such stockholders. The Voting Agreements terminate in certain circumstances, including in connection with the Company’s termination of the Merger Agreement in order to accept a superior proposal. The stockholders that signed the Voting Agreements hold shares of Company Common Stock representing a majority of the Company’s outstanding voting power as of October 4, 2023.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On October 7, 2024, Parent and the Company issued a joint press release announcing the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding Duckhorn’s pending acquisition by Butterfly, including the value of, timing and prospects of the Merger and Duckhorn’s strategy, goals and future focus areas. These forward-looking statements involve risk and uncertainties that are based on Duckhorn management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “will,” “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including: (a) risks related to the satisfaction of the conditions to closing of the Merger (including the failure to obtain necessary regulatory approvals and the requisite approval of the stockholders) in the anticipated timeframe or at all; (b) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (c) risks related to disruption of management’s attention from Duckhorn’s ongoing business operations due to the Merger; (d) disruption from the Merger making it difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with Duckhorn’s customers, distributors, suppliers and others with whom it does business; (e) significant transaction costs; (f) the risk of litigation and/or regulatory actions related to the Merger; (g) the possibility that competing offers or acquisition proposals for Duckhorn will be made; (h) restrictions imposed on our business during the pendency of the Merger; and (i) such other risks and uncertainties described more fully in documents filed with or furnished to the SEC by Duckhorn, including under the heading “Risk Factors” in Duckhorn’s Annual Report on Form 10-K filed with the SEC on October 7, 2024, in any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K and other filings that Duckhorn may file from time to time, copies of which are available free of charge on the SEC website at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. All forward-looking statements in this Current Report on Form 8-K are based on information available to Duckhorn and Butterfly as of the date of this Current Report on Form 8-K, and each does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Additional Information and Where to Find It

In connection with the Merger, Duckhorn will file with the SEC a preliminary proxy statement of Duckhorn (the “Proxy Statement”). Duckhorn plans to mail to its stockholders a definitive Proxy Statement in connection with the Merger. DUCKHORN URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DUCKHORN, THE MERGER AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Duckhorn with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Duckhorn with the SEC by accessing the Investor Relations section of Duckhorn’s website at https://ir.Duckhorn.com/.

Participants in the Solicitation

The Company and certain of its affiliates, directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information regarding the Company’s directors and executive officers is contained in the “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the definitive proxy statement for the 2024 annual meeting of stockholders of the Company, which was filed with the SEC on November 22, 2023 (the “Annual Meeting Proxy Statement”) and will be contained in the proxy statement to be filed by the Company in connection with the Merger. Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: by Jennifer Jung Fall, filed on June 21, 2024; by David A. Burwick, filed on May 23, 2024; by Deirdre Mahlan, filed on May 1, 2024, March 29, 2024 and December 11, 2023; by Sean B.A. Sullivan, filed on April 10, 2024, March 19, 2024, January 16, 2024 and December 20, 2023; by Zach Rasmuson, filed on March 19, 2024, January 10, 2024 and December 20, 2023; by Pete Przybylinski, filed on March 19, 2024 and January 10, 2024; by Adriel G Lares, filed on January 19, 2024; and by Michelle J. Gloeckler, filed on January 19, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Company’s website at https://ir.duckhorn.com. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement for the Company’s special meeting of stockholders and other relevant materials to be filed with the SEC in respect of the Merger when they become available. These documents can be obtained free of charge from the sources indicated above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated October 6, 2024, by and among Parent, Merger Sub and the Company.*

10.1	Form of Voting and Support Agreement.

99.1	Joint Press Release, dated October 7, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits and schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DUCKHORN PORTFOLIO, INC.

Date: October 7, 2024	By:	/s/ Sean Sullivan
Sean Sullivan
Executive Vice President, Chief Strategy and Legal Officer